                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

       1. Appointment, Powers and Revocation.  KNOW ALL MEN BY THESE PRESENTS,
that each undersigned, and if such undersigned is not a natural person, acting by and through one of its authorized representatives (each such undersigned person or entity, a "Grantor"), effective from the date set forth opposite the name of such Grantor on the signature pages hereto (such date, for each Grantor, is hereinafter referred to as such Grantor's "Effective Date"), hereby constitutes and appoints each of Guy M. Russo, Nancy Levenson and Janine
MacDonald as the Grantor's true and lawful attorney-in-fact and agent (each, an
"Attorney-In- Fact"), with full power of substitution and re-substitution, for the Grantor and in the Grantor's place and stead, in any and all capacities to: (a) sign any and all instruments, certificates and documents required to be executed on behalf of the Grantor as an individual (if applicable) or in the
Grantor's capacity as a general partner, manager, member, managing member or authorized signatory, as the case may be, on behalf of any of the following
(i) Canaan Management LLC (together with its subsidiaries and affiliates,
"Canaan Partners"), (ii) any of the funds or accounts managed, advised or sponsored by Canaan Partners (the "Canaan Funds") and (iii) any of the entities formed to act as the direct or indirect general partner, manager, managing member or equivalent of such funds or accounts (the "Canaan General Partners", together with Canaan Partners and the Canaan Funds collectively, the "Canaan
Entities"), including, without limitation, Canaan Equity II L.P., Canaan Equity
II Entrepreneurs LLC, Canaan Equity II L.P. (QP), Canaan Equity Partners II LLC,
Canaan Equity III L.P., Canaan Equity III Entrepreneurs LLC, Canaan Equity
Partners III LLC, Canaan VII L.P., Canaan Partners VII LLC, Canaan VIII L.P.,
Canaan Partners VIII LLC, Canaan IX L.P., Canaan Partners IX LLC, Canaan X L.P.
and Canaan Partners X LLC, in each case, pursuant to the Securities Act of 1933, as amended, (the "Securities Act"), and any and all rules and regulations promulgated thereunder (including, without limitation, filings pursuant to Rule
144 (Form 144)) or the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), and any and all rules and regulations promulgated thereunder
(including, without limitation, filings pursuant to Section 16 (Forms 3, 4 and
5) and Section 13 (Schedule 13D, Schedule 13G, Form 13F and Form 13H) of the
Exchange Act); and (b) file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Securities Act, the Exchange Act or by the Financial Industry Regulatory Authority, granting unto such Attorney-In-Fact full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the Grantor might or could do in person thereby, and ratifying and confirming all that such Attorney-In-Fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof, or may have done in connection with the matters described above.  By this power of attorney, each Grantor hereby revokes all previous powers of attorney granted by him, her or it to any
Attorney-In-Fact or any other employee, representative or agent of Canaan
Partners relating to the matters described above.

       2. Effective Date and Termination.  This power of attorney shall be effective as to each Grantor as of such Grantor's Effective Date and shall remain in full force and effect with respect to each Grantor and each
Attorney- In-Fact until:

             (a) in the case of any Grantor that is an individual, the
earlier of the date on which this power of attorney is revoked in writing by such Grantor solely as it relates to himself or herself and such Grantor's
Termination Date (as defined below);

             (b) in the case of any Grantor that is an entity, the earlier of the date on which this power of attorney is revoked in writing by such Grantor solely as it relates to itself and the filing by such entity of a certificate of cancellation or notice of dissolution with the jurisdiction in which it was organized evidencing such entity's complete dissolution and termination under the laws of such jurisdiction; and

             (c) in the case of any Attorney-In-Fact, such Attorney-In-Fact's
Termination Date.

For purposes of the foregoing, "Termination Date" means (i) with respect to any
Grantor or Attorney-In-Fact that is a member or manager of any Canaan General
Partner, the date on which such Grantor becomes a "retired member" of any Canaan
General Partner or, if later, the date on which his, her or its employment with
Canaan Partners terminates for any reason and (ii) with respect to any other
Grantor or Attorney-In-Fact, the date on which his, her or its employment with
Canaan Partners terminates for any reason.

       3. Miscellaneous.  Each of the Grantors may execute this power of attorney in separate counterparts, and each counterpart shall be deemed to be an original instrument.  This Agreement shall be governed by the laws of the State of Delaware, without regard for choice-of- law provisions.

       IN WITNESS WHEREOF, this Power of Attorney has been signed as of the respective dates set forth below.

    Dated: July 28, 2016      Canaan IX L.P.

                              By: Canaan Partners IX LLC, its General Partner

                              By: /s/ Guy M. Russo
                                 --------------------------------
                              Name: Guy M. Russo
                              Title: Member/Manager

    Dated: July 28, 2016      Canaan Partners IX LLC

                              By: /s/ Guy M. Russo
                                 --------------------------------
                              Name: Guy M. Russo
                              Title: Member/Manager